EXHIBIT 10.19.6

SIXTH AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Amended and Restated Loan and Security Agreement (“Amendment”) is dated as of June 28, 2017, by and among C&F FINANCE COMPANY and such other Persons joined to the Loan Agreement as Borrowers from time to time (collectively, the “Borrowers” and each a “Borrower”), WELLS FARGO BANK, N.A., successor by merger to Wells Fargo Preferred Capital, Inc., as agent for Lenders (in such capacity, “Agent”), and the financial institutions a party hereto as lenders (collectively, the “Lenders” and each is a “Lender”).

BACKGROUND

A. Borrowers, Lenders and Agent are parties to a certain Amended and Restated Loan and Security Agreement dated as of August 25, 2008 (as amended or modified from time to time, the “Loan Agreement”).  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Loan Agreement.

B. Borrowers have requested and Agent and Lenders have agreed to amend the Loan Agreement in certain respects, all on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

1. Amendments. Upon the effectiveness of this Amendment, the Loan Agreement shall be amended as follows:

(a) Definition. The following definition contained in Section 1.1 of the Loan Agreement is amended and restated as follows:

“Receivables” means all lien, title retention and security agreements, chattel mortgages, chattel paper, bailment leases, installment sale agreements, instruments, consumer finance paper and/or promissory notes securing and evidencing loans made, and/or time sale transactions acquired, by a Borrower (including Electronic Chattel Paper).

(b) New Definitions. The following new definitions are added to Section 1.1 of the Loan Agreement:

“Authoritative Copy” means, with respect to a Record, an electronic or tangible copy of such Record that is unique, identifiable and, except as otherwise provided in Section 9-105(b)(4), (5) and (6) of the UCC, is unalterable, and is marked “original” or has no mark or watermark that would indicate that it is a “copy” or “duplicate” or not an original or “authoritative” copy.

“Electronic Chattel Paper”  shall have the meaning given to such term in the UCC.

“Electronic Collateral Control Agreement” means that certain  Acknowledgement of Pledge by and among Electronic Collateral Custodian, Borrowers and Agent, as the same may be amended, modified, restated or extended from time to time, pursuant to which the Electronic Collateral Custodian agrees to act as custodian for Agent with respect to any Collateral created, acquired or converted into electronic form, including but not limited to, Chattel Paper and Electronic Chattel Paper, and hold and control in electronic form, the single Authoritative Copy of such Collateral.

“Electronic Collateral Custodian” means RouteOne LLC, a Michigan limited liability company, or such other Person acceptable to Agent.

“Order Form” means that certain Order Form by and among Electronic Collateral Custodian and Borrower, as the same may be amended, modified, restated or extended from time to time, under which Borrower is licensed to use Electronic Collateral Custodian’s Repository Services (as defined therein).

(c) Documents to be Delivered to Agent. Section 3.3 of the Loan Agreement is amended and restated as follows:

Section 3.3Documents to be Delivered to Agent.  Concurrently with the execution and delivery of this Agreement and, thereafter, by the 20th day of each month for the prior month and at any other time as Agent may require, Borrowers shall deliver to Agent (for each Borrower and on consolidated basis) an Availability Statement (together with all supporting schedules), a Schedule of Receivables and Assignment, an aging of Receivables, books and records consisting of data tape information and such other documentation as Agent may require; however, the security interest of Agent in the Collateral shall attach immediately upon the creation or acquisition thereof by Borrowers, regardless of whether the same be then or thereafter delivered to Agent.  All Receivables of Borrowers shall be stamped and assigned to Agent as follows to evidence the assignment to Agent:

The within instrument or agreement is pledged as collateral to Wells Fargo Bank, N.A., its successors and assigns.

Borrowers shall: (a) deliver to the custodian under the Custodian Agreement, as the bailee and designee of Agent, or, upon the request of Agent, to Agent, the Collateral and all Documents, General Intangibles and Instruments relating to Collateral and, upon request of Agent, deliver to Agent or its designee any other property in which Borrowers have granted Agent a security interest hereunder, including, but not limited to, all of Borrowers’ Books and Records including all computers, computer related equipment, tapes and software;

(b) execute and deliver to Agent, for the benefit of Lenders, such assignments, endorsements, allonges to promissory notes, mortgages, financing statements, amendments thereto and continuation statements thereof, in form satisfactory to Agent, and such additional agreements, documents or instruments as Agent may, from time to time, require to evidence, perfect and continue to perfect Agent’s liens and security interests granted hereunder and (c) execute an Electronic Collateral Control Agreement with an Electronic Collateral Custodian and, with respect to any Electronic Chattel Paper and other Collateral held or to be held by the Electronic Collateral Custodian, take any and all reasonable steps to ensure delivery and control of Electronic Chattel Paper, including any tangible Chattel Paper converted to Electronic Chattel Paper, to the Electronic Collateral Custodian to hold for the benefit of Agent, by using the Electronic Collateral Custodian’s electronic vaulting system or other electronic system reasonably acceptable to Agent, such that Agent’s security interest in and to such Electronic Chattel Paper and such other Collateral held by the Electronic Collateral Custodian shall, to the extent applicable, and to the reasonable satisfaction of Agent, continuously be perfected by “control,” in accordance with Section 9-105 of the UCC.  For purposes of this Article 3, the parties hereto agree that, until Agent shall otherwise direct or designate, the custodian(s) under the Custodian Agreement or Agreements as from time to time in effect, shall be deemed to be the designee of Agent and Agent shall have the right, at any time and from time to time, to direct or redirect the delivery of all or any of the foregoing items to any other designee.  Agent may in its sole discretion record or file any such document, instrument or agreement, including, without limitation, this Agreement, as it may from time to time deem desirable.

(d) Representations and Warranties as to Receivables. The following new Section 4.1(a)(viii) is added to the Loan Agreement:

(viii)if the Authoritative Copy of any Receivable is evidenced by an electronic record, (A) such electronic record and the execution thereof is in compliance with the applicable provisions of the Uniform Electronic Transactions Act (as, and if, adopted by relevant jurisdiction) and the federal Electronic Signatures in Global and National Commerce Act, (B) if such Receivable is initially Electronic Chattel Paper, each of the parties to such Receivable agreed to conduct the transaction evidenced by such Receivable by electronic means, (C) if such Receivable is initially Electronic Chattel Paper, Borrowers or their electronic service provider utilizes security procedures designed to determine the Person to which such Receivable and the electronic signature thereof are attributable, (D) Borrowers or their electronic service provider provides a mechanism for the prevention or correction of errors in such electronic Records, (E) if not converted to a tangible medium, such Receivable was created or converted, stored and assigned in such a manner that: (1) a single Authoritative Copy of such Receivable exists that is unique, identifiable and, except as otherwise provided in Section 9-105(b)(4), (5) and (6) of the UCC, unalterable, (2) the Authoritative Copy of such Receivable identifies Agent as the secured party or assignee of such Receivable, (3) the Authoritative Copy of such Receivable has been communicated to the Electronic Collateral Custodian, to hold for the benefit of Agent, (4) copies or revisions that add or change an identified assignee of the Authoritative Copy of such Receivable can be made only with the consent of Agent, (5) each copy of the Authoritative Copy of such Receivable and any copy of a copy of such Receivable is readily identifiable as a copy that is not the Authoritative Copy of such Receivable, (6) any revision of the Authoritative Copy of such Receivable is readily identifiable as an authorized or unauthorized revision, (7) a copy of such Receivable is accessible to Agent, (F) if converted to a tangible medium, the Authoritative Copy of such Receivable has been delivered to Agent or Custodian, to hold for the benefit of Agent and (G) if converted from a tangible medium to an electronic medium, the merchant generating such Receivable has deleted, destroyed or obliterated all paper documents and digital copies of tangible Chattel Paper or has otherwise stamped all such related tangible Chattel Paper indicating it is not an Authoritative Copy (such as indicating it is a “copy”).

(e) New Negative Covenant. The following new Section 7.13 is added to the Loan Agreement:

Section 7.13Electronic Chattel Paper Documents.  Amend or permit the amendment or termination of an Electronic Collateral Control Agreement or the Order Form without the prior written consent of Agent.

(f) Indemnification and Release Provisions. Section 10.1 of the Loan Agreement is amended and restated as follows:

Section 10.1Indemnification and Release Provisions.  Each Borrower hereby agrees to defend Agent, Lenders and their directors, officers, agents, employees and attorneys from, and hold each of them harmless against, any and all losses, liabilities (including without limitation settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interests, judgments, costs, or expenses, including without limitation fees and disbursements of attorneys, incurred by any of them arising out of or in connection with or by reason of (a) this Agreement, the making of the Loan or any Collateral, or any other Credit Document, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Consumer Finance Laws or

Environmental Control Statute or the application of any such statute to Borrower’s properties or assets and (b) the creation, generation, communication or storage of records by electronic means, the utilization by Borrowers of the RouteOne LLC services and its “Paper-In”, “Paper Out” and “Transfer of Control” processes for electronic Records, the negligence, fraudulent or willful misconduct of the Electronic Collateral Custodian in connection with any Collateral which is currently, or was formerly, evidenced by an electronic record.  Each Borrower hereby releases Agent, Lenders and their respective directors, officers, agents, employees and attorneys from any and all claims for loss, damages, costs or expenses caused or alleged to be caused by any act or omission on the part of any of them, other than such loss, damage cost or expense which has been determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of Agent and Lenders.  All obligations provided for in this Section 10.1 shall survive any termination of this Agreement or the Commitments and the repayment of the Loan.

2. Effectiveness Conditions.  This Amendment shall be effective upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Agent and Agent’s counsel):

(a) Execution and delivery by Borrower and Lenders to Agent of this Amendment;
(b) Execution and delivery by Borrower and Electronic Collateral Custodian to Agent of an Electronic Collateral Control Agreement;
(c) Delivery by Borrower to Agent of fully executed copies of all agreements, instruments and documents between Borrower and Electronic Collateral Custodian; and
(d) Execution and/or delivery by the parties of all other agreements, instruments and documents requested by Agent to effectuate and implement the terms hereof and the Credit Documents.
3. Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders that:
(a) All warranties and representations made to Agent under the Loan Agreement and the Credit Documents are true and correct as to the date hereof.

(b) The execution and delivery by Borrowers of this Amendment and the performance by each of them of the transactions herein contemplated (i) are and will be within such party’s powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not (1) be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrowers, or any of them, is a party or by which the property of Borrowers, or any of them, is bound, or (2) be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrowers, or any of them.
(c) This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith will be valid, binding and enforceable in accordance with its respective terms.
(d) No Event of Default or Default has occurred under the Loan Agreement or any of the other Credit Documents.

4. Business Operations.  Each Borrower hereby agrees to continue to operate its business and operations in a manner consistent with its past business practice, continue to meet the standards generally observed by prudent finance companies and conform to its policies as have been previously disclosed to Agent in writing.

5. Representations and Release of Claims.  Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of any Borrower or any third party to Agent and Lenders as evidenced by the Credit Documents.  Each Borrower hereby acknowledges, agrees, and represents that (a) as of the date of this Amendment, there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Credit Documents or the other obligations created or evidenced by the Credit Documents; (b) as of the date of this Amendment, no Borrower has any claims, offsets, defenses or counterclaims arising from any of Agent’s or any Lender’s acts or omissions with respect to the Credit Documents or Agent’s or any Lender’s performance under the Credit Documents; and (c) each Borrower promises to pay to the order of Agent and Lenders the indebtedness evidenced by the Notes according to the terms thereof.  In consideration of the modification of certain provisions of the Credit Documents, all as herein provided, and the other benefits received by Borrowers hereunder, each Borrower hereby RELEASES, RELINQUISHES and forever DISCHARGES Agent and Lenders, and their predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the “Released Parties”), of and from any and all present claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, which Borrowers, or any of them, has or may have against Released Parties arising out of or with respect to any and all transactions relating to the Loan Agreement, the Notes and the other Credit Documents occurring prior to the date hereof.

6. Collateral.  As security for the payment of the Obligations and satisfaction by Borrowers of all covenants and undertakings contained in the Loan Agreement and the Credit Documents, each Borrower reconfirms the prior security interest and lien on, upon and to, its Collateral, whether now owned or hereafter acquired, created or arising and wherever located.  Borrowers each hereby confirm and agree that all security interests and Liens granted to Agent for the ratable benefit of Lenders and Wells Fargo Affiliates continue in full force and effect and shall continue to secure the Obligations.  All Collateral remains free and clear of any Liens other than Permitted Liens.  Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Agent’s existing security interest in and Liens upon the Collateral.

7. Acknowledgment of Indebtedness and Obligations. Borrowers hereby acknowledge and confirm that, as of the date of this Amendment, Borrowers are indebted to Agent and Lenders, without defense, setoff or counterclaim, under the Loan Agreement (in addition to any other indebtedness or obligations owed by Borrowers to Wells Fargo Affiliates) in the aggregate principal amount of $75,029,209.41, plus continually accruing interest and all fees, costs, and expenses, including reasonable attorneys’ fees, incurred through the date hereof.

8. Ratification of Credit Documents.  This Amendment shall be incorporated into and deemed a part of the Loan Agreement.  Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Credit Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.  All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

9. APPLICABLE LAW.  THIS AMENDMENT AND ALL DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF IOWA AND SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF IOWA.

10. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AMENDMENT OR ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT AND LENDERS TO ENTER INTO THIS AMENDMENT.

11. Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement.  Signature by facsimile or PDF shall also bind the parties hereto.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

BORROWER:	C&F FINANCE COMPANY

	By:	/s/ Thomas F. Cherry
	Name:	Thomas F. Cherry
	Title:	Treasurer

AGENT:	WELLS FARGO BANK, N.A.

	By:	/s/ William M. Laird
	Name:	William M. Laird
	Title:	Senior Vice President

LENDERS:	WELLS FARGO BANK, N.A.

	By:	/s/ William M. Laird
	Name:	William M. Laird
	Title:	Senior Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

	By:	/s/ Micah Dickey
	Name:	Micah Dickey
	Title:	Vice President

[SIGNATURE PAGE TO SIXTH AMENDMENT]

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